Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated July 18, 2025, in this Registration Statement on Amendment No. 5 to Form F-1, with respect to the consolidated financial statements of Boqii Holding Limited and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

July 21, 2025